UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 26, 2018

ESSA Bancorp, Inc.
(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	001-33384	20-8023072
(State or Other Jurisdiction)	(Commission File No.)	(I.R.S. Employer
of Incorporation)		Identification No.)

200 Palmer Street, Stroudsburg, Pennsylvania		18360
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (570) 421-0531

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
      CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
      CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

(d) On June 26, 2018, ESSA Bancorp, Inc. (the "Company") increased the size of its Board of Directors to eleven members and appointed Philip H. Hosbach, IV as a director. Mr. Hosbach was also appointed to the Board of Directors of ESSA Bank & Trust, the wholly owned subsidiary of the Company (the "Bank"). Mr. Hosbach previously served on the Boards of Directors of the Company and the Bank from July 2014 to October 2016, at which time he resigned due to his relocation overseas for professional reasons. No determination has been made as to any board committee to which Mr. Hosbach may be appointed. There have been no transactions since the beginning of the Company's last fiscal year, nor any currently proposed transaction, between the Company (or the Bank) and Mr. Hosbach of a nature reportable pursuant to Section 404(a) of SEC Regulation S-K.

A copy of the press release dated July 2, 2018 announcing the appointment of Mr. Hosbach as a director is attached as Exhibit 99.1.

Item 9.01    Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired. Not applicable.
(b)	Pro Forma Financial Information. Not applicable.
(c)	Shell Company Transactions. Not applicable.
(d)    Exhibits.

Exhibit No.       Description

99.1	Press release issued by the Company on July 2, 2018 announcing the appointment of Mr. Hosbach as a director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ESSA BANCORP, INC.
DATE: July 2, 2018	By:	/s/ Gary S. Olson
Gary S. Olson, President and
Chief Executive Officer